EXHIBIT NO. 10.138.02
                          CHANGE ORDER
                             TO THE
                  AMENDED AND RESTATED CONTRACT
                             FOR THE
            ENGINEERING, PROCUREMENT AND CONSTRUCTION
                             OF THE
             UPPER BHOTE KOSHI HYDROELECTRIC PROJECT



CHANGE ORDER NO. 002


Recitals:

1. Whereas in accordance with Article 6, the Owner herein has requested a Change to the Contract and the Parties have mutually agreed to this Change Order No. 002;

2.   Whereas  Financial Closing shall not occur on or before  May
     1, 1997, and that the Owner wishes to provide Contractor with sufficient funds for the payment for the Work, in accordance with
     Article 7.2 of the Contract, until such time as Financial Closing occurs;

3. Whereas pursuant to Recital No. 2 above, the Parties have otherwise mutually agreed, in accordance with Article 5.3 of the contracts, that the Owner shall be allowed to issue an Interim Notice to Proceed (as defined below) without the occurrence of Financial Closing; and

4. Whereas, the Owner and the Financing Parties require that an Acceptable Letter of Credit be issued to replace the Performance Guarantee attached as Exhibit G in the Contract, and the Contractor shall make diligent efforts to obtain the Acceptable Letter of Credit (as defined below).

A.   Defined Terms:

For the purposes of this Change Order No. 002, the following terms shall apply:

"Interim Notice to Proceed" shall mean a Notice from Owner to Contractor to perform the Work under the Contract during the Interim Notice to Proceed Period.

"Interim Notice to Proceed Period" shall mean the time between the date of the Interim Notice to Proceed and the earlier of the date of Financial Closing or November 30, 1997.

"Acceptable Letter of Credit" shall mean a stand-by letter of credit issued in a form and substance acceptable to Owner and Financing Parties and from a financial institution acceptable to Owner and Financing Parties.

Pursuant thereto and as evidence of the agreement of the Parties, this Change Order No. 002 is hereby executed and confirmed as provided below.

B.   Special Considerations:

1. The Parties agree that the Owner shall issue an Interim Notice to Proceed prior to Financial Closing as provided in
     Article 5.3 and notwithstanding any other provision of the Contract, and further that the Owner represents that there will be sufficient funds available to make payments under Article 7 until such time as Financial Closing occurs.

2. Upon issuance of the Interim Notice to Proceed (as allowed under this Change Order No. 002), Contractor shall continue performance of the Work as required and in accordance with the terms of the Contract.

3. Within seven (7) Days of the issuance of the Interim Notice to Proceed, provided that the Contractor has provided the Interim Performance Guarantee as defined in Section 5 below, the Owner shall pay to Contractor a mobilization payment in the mutually agreed upon amount equal to US$3,451,507.00 which shall be inclusive of the agreed upon value of the Work performed through April 30, 1997 under the Change Order No. 001, details of which are attached as Exhibit 1.

4. The Parties agree that: (1) the Contractor shall diligently seek to provide an Acceptable Letter of Credit substantially in the form and substance attached hereto as Exhibit 2, which shall supersede Exhibit G of the Contract, prior to May 31, 1997, and
     (2) if the Acceptable Letter of Credit is not provided by the Contractor on or before May 31, 1997, Owner shall be entitled to withhold payments until such time as the Acceptable Letter of Credit is provided by the Contractor, unless the Parties otherwise mutually agree.

5.   Contractor  shall  amend  the  Limited  Notice  to   Proceed
     Performance Guarantee (as defined in Change Order No. 001) provided by the Contractor under Change Order No. 001 to: (1) extend the term until the earlier of the effective date of the Acceptable Letter of Credit or the date of expiration of the Interim Notice to Proceed Period, and (2) increase the amount to US$3,400,000.00 (hereinafter defined as the "Interim Performance Guarantee"). Upon the occurrence of one of the events listed in sub-section 1 above, Owner shall release the Interim Performance Guarantee by written notice to the Interim Performance Guarantee issuer.

6.   This  Change Order No. 002 shall supersede Change Order  No.
     001, which shall be and hereby automatically rescinded upon issuance of the Interim Notice to Proceed and shall be of no further force or effect.

7. Article 15.3.1 of the Contract is amended to read as follows:

     "15.3.1 Upon Notice to Owner, Contractor may terminate this Contract if Financial Closing has not occurred by November 30, 1997 and Owner has failed to make timely payments during the Interim Notice to Proceed Period provided, however, that failure to make such payments is not during a period in which the payment is being disputed in good faith."

8. If during the Interim Notice to Proceed Period, Owner fails to make a timely payment of amounts due to Contractor under this Contract, which failure continues for a period of sixty (6) Days after Notice of such non-payment, Contractor may terminate the Contract, provided, however, that the failure to make such payment is not during a period in which the payment is being disputed in good faith.

9. If Contractor terminates the Contract pursuant to Sections 7 and 8 above, Owner shall pay to Contractor a Termination Payment as defined in Article 15.2.2 of the Contract. Owner shall give Notice to the issuing bank to cancel the Acceptable Letter of Credit, and within thirty (30) Days of termination by Contractor, Owner shall return the retainage, less taxes required by Applicable Law, as the date of such termination. Owner shall release such retainage for taxes at such time as Contractor provides documentation that the taxes have been paid.

10. Except as amended by this Change Order No. 002, all other terms and conditions of the Contract are hereby ratified and confirmed and shall remain in full force and effect.

11. This Change Order No. 002 shall constitute the entire agreement between Owner and Contractor relating to the subject matter hereof, shall operate as an amendment to the Contract and shall be deemed to be a part of the Contract.

12. The effective date of this Change Order No. 002 shall be April 30, 1997.

C.   Cost Adjustments:

Pursuant to Article 6.1.1 of the Contract, Contractor shall not be deemed to have waived all cost claims or offsets associated with the issuance of the Acceptable Letter of Credit under this Change Order No. 002. Contractor, herein, provides Notice to Owner that any reasonable costs, if applicable, and documented proof thereof, shall be submitted on or before May 10, 1997 for Owner's review and approval.

D.   Schedule Adjustments:

The Critical Dates in Article 5.2.3 are amended as follows:

          Milestones                              Critical Date

Start Mobilization                                     6/01/97

Health, Safety and Environmental Plan Complete         6/01/97

Owner's Office and Residence Complete                  7/01/97

Surge Shaft Complete                                   6/01/98

Headrace Tunnel Excavation 50% Complete                7/31/98

Penstock Complete                                      8/01/99

Headrace Tunnel Complete                               8/01/99


Agreed to this 26th day of April 1997 by and between:




OWNER:                        CONTRACTOR
Bhote Koshi Power Company     China Gezhouba Construction Group
Private Limited               Corporation For Water Resources
                              and Hydropower

By:                           By:
     Ted Hollon                    Zhang Chong Jiu
                                   Chief Economist


                            EXHIBIT 1
                 SUMMARY OF MOBILIZATION PAYMENT
                   UNDER CHANGE ORDER No. 002



The mobilization payment, as determined below, under Change Order
No. 002 is inclusive of the estimated value of the Work performed through April 30, 1997 under Change Order No. 001.


          Net Mobilization Payment           $3,148,916
          LNTP Payment for April 1997        $  302,656
          Overfunding of Milestone No. 4     $      (65)

          Total                              $3,451,507



Agreed to this 26th day of April 1997 by and between:


ACCEPTED:                     ACCEPTED:




By:                           By:
     Ted Hollon                    Mr. Zhang Chong Jiu
     Bhote Koshi Power Company     China Gezhouba Construction
     Private Limited               Group Corporation for
                                   Water Resources and Hydropower


page 1 of 3


                                    Exhibit 1
                         SUMMARY OF MOBILIZATION PAYMENT
                           UNDER CHANGE ORDER No. 002

                                                Authorized    ------- LNTP PAYMENT -------      Agreed to value
                                                Amount Under                      Nego-     as of April 30, 1997
Milestone   Contract Milestone  Change Order    Change Order  -- Already Paid --  tiated    ----------  --------
 Pymt No.   Payment Name        No. 1 Item      No. 001         Feb       Mar     for Apr   Unfinished  Finished



1          Mobilization         Personnel         $269,500    $103,383  $126,117  $ 40,000  $      -   $  269,500
                                Equipment
                                Mobilization      $272,671    $ 42,042  $204,538  $ 26,091  $      -   $  272,671
                                Worker Camp       $ 75,000    $ 25,000  $ 25,000  $ 25,000  $      -   $   75,000
                                Temporary
                                Batch Plant       $ 30,000    $ 30,000  $      -  $      -  $      -   $   30,000
                                Site Leveling     $ 70,000    $      -  $ 70,000  $      -  $      -   $   70,000

3          Engineering          Desanding
                                Basin Model       $ 50,000    $      -  $      -  $ 50,000  $       -  $   50,000
                                Design            $220,000    $100,000  $ 60,000  $ 60,000  $       -  $  220,000

4          River Crossing #1    River
                                Crossing
                                No. 1             $ 69,575    $69,575   $      -  $      -  $      -   $   69,575

5          River Crossing #2    River
                                Crossing
                                No. 2             $253,035    $     -   $ 14,345  $ 61,565  $177,125   $   75,910

6          Construction Roads   Left Bank
           hw area              Access Road       $ 30,000    $ 30,000  $      -  $      -  $       -  $   30,000

8          Stabilization,       Seepage
           Cutoff Wall          Cutoff            $285,252    $      -  $      -  $ 10,000  $275,252   $   10,000
                                Slope
                                Protection        $154,330    $      -  $      -  $ 30,000  $124,330   $   30,000
                                                ----------    --------  --------  --------  --------   ----------
           Totals                               $1,779,363    $400,000  $500,000  $302,656  $576,707   $1,202,656

page 2 of 3




Milestone Contract Milestone                                                                          Adjusted
 Payment     Payment Name      Contract       10%         5%      Net Amount   Already     With-      Payment
   No.                          Amount     Retainage  Cont. Tax                  Paid     holding     Request    Comment
                                                                                         Adjustment
1         Mobilization        $4,634,000  $(463,400)  $(231,700)  $3,938,900  $(717,171)  $(72,813)  $3,148,916  after
                                                                                                                 LOC
                                                                                                                 issued

3         Engineering         $  773,878  $ (77,388)  $ (38,694)  $  657,796  $(270,000)  $  40,500  $  428,296  RFP
                                                                                                                 expected
                                                                                                                 July 1

4         River Crossing #1   $   69,510  $  (6,951)  $  (3,476)  $   59,064  $ (69,575)  $  10,427  $      (65) Take
                                                                                                                 from mob
                                                                                                                 payment

5         River Crossing #2   $  421,694  $ (42,169)  $ (42,169)  $  358,440  $ (75,910)  $  11,387  $  293,916  RFP
                                                                                                                 expected
                                                                                                                 July 1

6         Construction Roads  $  92,166   $ (92,217)  $ (46,106)  $  783,841  $ (30,000)  $   4,500  $  758,341  RFP
          hw area                                                                                                expected.
                                                                                                                 June 1

8         Stabilization,      $1,955,548  $(195,555)  $ (97,777)  $1,662,216  $ (40,000)  $   6,000  $1,628,216  RFP
          Cutoff Wall                                                                                            expected
                                                                                                                 after
                                                                                                                 Jan '96
                                                                                                                 RFP =
                                                                                                                 Request
                                                                                                                 for
                                                                                                                 payment

page 3 of 3



       [Form of Letter Agreement Re: EPC Letter of Credit]

[Date]

To:  International Finance Corporation
     2121 Pennsylvania Avenue, N.W.
     Washington, D.C. 20433

     Wilmington Trust Company
     Rodney Square North
     1100 North Market Street
     Wilmington, Delaware 19890-0001
     U.S.A.

Ladies and Gentlemen:

      This Letter Agreement (this "Agreement") dated as of ________________, 1997, is made among Industrial and Commercial Bank of China, acting its Singapore branch (the "Obligor"), International Finance Corporation, an international organization organized and existing by virtue of the Article of Agreement among its member countries. ("IFC") and Wilmington Trust Company, in its capacity as trustee for and on behalf of IFC (the "Trustee").

      WHEREAS, the Obligor has issued its Irrevocable Standby Letter of Credit (the "EPC Peformance Letter of Credit") in favor of the Trustee (for and on behalf of IFC) as security in respect of the obligations of China Gezhouba Construction Group Corporation for Water Resources and Hydropower (the "EPC Contractor") under the Amended and Restated Contract for the Engineering, Procurement and Construction of the Upper Bhote Koshi Hydroelectric Project dated December 19, 1996 (the "EPC Contract") between the EPC Contractor and Bhote Koshi Power Company Private Limited.

      WHEREAS, the parties hereto wish to provide for the future amendment of the stated amount of the EPC Performance Letter of Credit as provided herein.

     NOW, THEREFORE, the parties hereby agree as follows:

1.   The  sum  referred to in Paragraph 1 of the EPC  Performance
     Letter of Credit shall be amended as follows:

     (i) Upon receipt by the Obligor of a certificate from the Trustee or IFC stating that there has been an increase or decrease of the Contract Price pursuant to Article 6 of EPC Contract and stating the amount of such increase or decrease, the sum referred to in Paragraph 1 shall be increased or decreased, as applicable, by the amount stated in such certificate from the Trustee or IFC;

     (ii) Upon receipt by the Obligor of a certificate from the Trustee or IFC stating that there has been a drawing under the EPC Performance Letter of Credit for amounts due from the EPC Contractor for Performance Liquidated Damages or Schedule Liquidated Damages pursuant to Article 13.3 of the EPC Contract and stating the amount of such drawing, the Obligor shall increase the amount of the EPC Performance Letter of Credit by the amount of any such drawing;

    (iii) Promptly, upon receipt of a certificate at any time and from the time to time pursuant to clause (i) or (ii) above from the Trustee or IFC, the Obligor shall execute and deliver by international courier to the Trustee (or to its order) an amendment to the EPC Peformance Letter of Credit, in the from of Annex A (correctly completed), confirming the adjustment of the amount of the EPC Performance Letter of Credit in accordance with the terms hereof.

     2. This Agreement shall terminate and have no further effect after the final expiration of the EPC Performance Letter of Credit as provided in such EPC Performance Letter of Credit.

     3. The Obligor hereby agrees not to raise any defense hereunder which would be available to the EPC Contractor under the EPC Contract or otherwise.

     4.   Any notice, request or other communication to be given
     or made under this Agreement shall be in writing and may be delivered by hand, airmail, facsimile, established courier service or telex to the party's address specified below or at such other address as such party notifies to the other party from time to time and will be effective upon receipt or, in the case of delivery by hand or by established courier service, upon refusal to accept delivery.

For Industrial and Commercial Bank of China,
Acting through its Singapore branch



Facsimile:

For IFC:
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20043
Facsimile:

For the Trustee:
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Facsimile:

     5. This Agreement shall be binding upon he inure to the benefit of the parties hereto and their respective successors, assigns and participants, provided, however, that the Obligor may not assign this Agreement (or any obligations, rights or interests herein) without the prior written consent of the Trustee and IFC.

     6. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction,
     be   ineffective  to  the  extent  of  such  prohibition  or
     unenforceability but shall not invalidate the remaining provisions of this Agreement or affect such provision in any other jurisdiction.

     7.   THIS  AGREEMENT SHALL BE GOVERNED BY AND  CONSTRUED  IN
     ACCORDANCE WITH THE LAWS OF SINGAPORE.

     8. The Obligor will at any time and from time to time upon the written request of IFC or the Trustee, execute and deliver such further documents and do such further acts and things as IFC or the Trustee may reasonably request in order to effect the purposes of this Agreement.

     9. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when all of the requisite counterparts are so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

     10. Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by all of the parties hereto.

     IN  WITNESS  WHEREOF, the parties hereto  have  caused  this
Agreement   to  be  executed  and  acknowledged   by   their
respective duly authorized officers or representatives as of the date first above written.

THE INDUSTRIAL AND COMMERICAL BANK OF CHINA,
ACTING THROUGH ITS SINGAPORE BRANCH

     By:


     ACKNOWLEDGED AND AGREED TO:

INTERNATIONAL FINANCE CORPORATION


     By:
              Authorized Representative




WILMINGTON TRUST COMPANY, as Trustee


By:
            Authorized Representative


                             Annex A

      Form  of  Letter of Amendment to Amount of EPC  Performance
Letter of Credit

Wilmington Trust Company (the "Trustee")
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001


        Amendment to the PEC Performance Letter of Credit

           No.         dated [                  ] 1997

   In favour of Wilmington Trust Company (the "EPC Performance
                        Letter of Credit"

Whereas we, Industrial and Commercial Bank of China, acting through its Singapore Branch, as the Obligor under the EPC Performance Letter of Credit issued such EPC Performance Letter of Credit in favour of the Trustee on [ ________] 1997 and have received a certificate from the Trustee in accordance with Paragraph [1(i) or 1(ii)] of the Letter Agreement dated as of ____________, 1997, among the Industrial and Commercial Bank of China, acting through its Singapore Branch, the International Finance Corporation and the Trustee.

NOW THIS AMENDMENT WITNESSETH as follows:

1. The sum set out in paragraph 1 of the EPC Performance Letter of Credit shall be [increased] [reduced] by the amount of US$ [amount certified by the Trustee].

2. As a consequence of paragraph 1 of this Amendment, the sum set out in paragraph 1 of the EPC Performance Letter of Credit shall be amended to [amount specified in paragraph 1 of the EPC Performance Letter of Credit prior to amendment increased or decreased, as applicable, by the amount specified in paragraph 1 of this Amendment].

3. All other terms and conditions of the EPC Performance Letter of Credit shall remain unchanged.

Yours faithfully



(Authorized Signatories)
For and on behalf of
Industrial and Commercial Bank of China




Form of Irrevocable Standby Letter of Credit for EPC Performance


                                  Dated                 , 1997


To: Wilmington Trust Company (the "Trustee") of Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, acting for and on behalf of International Finance Corporation ("IFC"), 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433


              Irrevocable Standby Letter of Credit


WHEREAS

A. We are informed that under the terms of a purported Amended and Restated Contract for the Engineering, Procurement and Construction of the Upper Bhote Koshi Hydroelectric Project dated December 19, 1996 (the "EPC Contract") between Bhote Koshi Power Company Private Limited (the "Company") and China Gezhouba Construction Group Corporation for Water Resources and Hydropower (the "EPC Contractor), the EPC Contractor has undertaken to design, supply plant and equipment and construct a 36 MW hydroelectric facility on the Bhote Koshi River in the Sindhupalchok District of Nepal (the "Project").

B. We are informed that under Section 3.26 of the purported EPC Contract, the EPC Contractor agreed to provide this Letter of Credit as security in respect of the obligations of the EPC Contractor with respect to the Performance Guarantee (as defined in the EPC Contract).

By order of the EPC Contractor, Industrial and Commercial Bank of China, acting through its Singapore branch (the "Obligor") issues this Irrevocable Standby Letter of Credit (the "EPC Performance Letter of Credit") in favour of the Trustee (for and on behalf of
IFC) upon the following terms and conditions.

1. Upon receipt by Obligor of a certificate or certificates in compliance with the terms of this EPC Performance Letter of Credit, the Obligor shall pay to the Trustee a sum or sums which shall not cumulatively exceed the amount of US$11,600,000.00.

2. Subject to the other terms of this EPC Performance Letter of Credit, payment by the Obligor under this EPC Performance Letter of Credit shall be made in accordance with paragraph 3 hereof against delivery by letter or [tested telex] to the Obligor at [Obligor's address], [telex] number [Obligor's telex number] (or such other address or telex number as the Obligor may from time to time notify to the Trustee and IFC at its respective above mentioned address) of a certificate in the form of Annex 1 dated the date of intended delivery thereof. Such certificate may be delivered by either IFC or the Trustee.

3. If a certificate is delivered to the Obligor in accordance with paragraph 2 above by 11:00 a.m. on any business day that the Obligor is ordinarily open for business, then by 2:00 p.m. of the next succeeding business day, the Obligor shall pay in United States dollars to the Trustee's account with the bank indicated on Annex 1 in same day funds a sum equal to the amount demanded of the Obligor hereunder but not exceeding the maximum amount available to the Trustee from the Obligor under this EPC Performance Letter of Credit at the time of such payment.

4. This is not a contract of guarantee and all payments which are to be made by the Obligor hereunder will be made free and clear of and without deduction for or on account of any set-off or counterclaim or the raising of any defense which would be available to the EPC Contractor under the EPC Contract or otherwise.

5.   Multiple  drawings are permitted under this EPC  Performance
     Letter of Credit.

6. If the Obligor wishes to change the address to which notices should be served on it pursuant to paragraph 3 above, then it may do so by not less than ten (10) days prior written notice to the Trustee and IFC.

7. Annex 1 hereto has been signed by the Obligor for the purposes of identification and shall form part of this EPC
     Performance Letter of Credit.

8. This EPC Performance Letter of Credit is irrevocable and shall not be assigned by the Trustee or the Obligor, save that the Obligor hereby consents to the assignment by the Trustee of the benefit of this EPC Performance Letter of Credit to any one or more lenders (or to an agent or trustee acting on their behalf or to any other designee of any such lenders) providing finance to the Company in connection with the Project and to any person acquiring an interest in the Project and undertakes following receipt of notice of any such assignment to make payments hereunder in accordance with the directions of such assignee.
     The  Obligor  hereby acknowledges and agrees that  this  EPC
     Performance  Letter  of  Credit  is  transferable   to   the
     beneficiary(ies) specified in any such notice of assignment.

9. This EPC Performance Letter of Credit shall become effective on the date hereof and shall expire at the close of business at our office in Singapore, on the date which is one (1) year from the date hereof (the "Stated Expiration Date"); provided, however, that the State Expiration Date shall be automatically extended for a period of one year effective upon the Stated Expiration Date and each annual anniversary of the Stated Expiration Date (each such annual anniversary date being referred to herein as the "New Stated Expiration Date") unless, at lease sixty (60) days prior to the Stated Expiration Date or any such New Stated Expiration Date, as the case may be, we notify the Trustee and IFC, by registered mail or similar overnight courier service at the above addresses, that this Letter of Credit shall not be extended beyond the Stated Expiration Date or the New Stated Expiration Date, as the case may be. If the Trustee or IFC is so notified, the Trustee or IFC may on or before the Stated Expiration Date or the New Stated Expiration Date, as the case may be, draw the full amount available hereunder.

10. This EPC Performance Letter of Credit shall not be modified or amended by reference to any instrument or document except as expressly provided herein.

11. This EPC Performance Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication NO. 500 (the "UCP"); provided that this EPC Performance Letter of Credit shall be governed and construed in accordance with the laws of Singapore to the extent that the UCP is not applicable.


                                   Yours faithfully




                                   (Authorized Signatories)
                                   For and on behalf of
                                   [Name of Obligor]




                             Annex 1

                       Form of Certificate

To:   Industrial and Commercial Bank of China, acting through its
Singapore Branch


 Certificate under the EPC Performance Letter of Credit issue by your

            No.       dated [                 ] 1997

   In favour of Wilmington Trust Company (the "EPC Performance
                       Letter of Credit")


We refer to the EPC Performance Letter of Credit and certify that:

     1. US$ [specify amount] has become due and payable by the EPC Contractor under the EPC Contract and has not been paid; and/or a notice has been received from the Issuer indicating that the Letter of Credit shall not be extended beyond the Stated Expiration Date or the New Stated Expiration Date (as defined in the EPC Performance Letter of Credit), as the case may be.

     2. If applicable, no previous demand has been made of you in respect of the above amount.

     3.   We demand payment of US$ [specify amount].

     4. Payment is to be made to [specify name, address and account of bank].

(A term defined in the EPC Performance Letter of Credit has the same meaning in this Certificate).





For and on behalf of
Wilmington Trust Company